Exhibit 99.1

K12 Inc. Reports Second Quarter Fiscal 2020 with Revenues of $257.6 Million

HERNDON, Va.--(BUSINESS WIRE)--January 27, 2020--K12 Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced its results for the second fiscal quarter ended December 31, 2019.

Financial Highlights for the Three Months Ended December 31, 2019 (Second Quarter Fiscal Year 2020)

  Revenues of $257.6 million, compared to revenues of $254.9 million in the second quarter of FY 2019.
  Income from operations of $30.3 million, compared to $33.3 million in the second quarter of FY 2019.
  Net income attributable to common stockholders of $20.6 million, compared to $23.7 million in the second quarter of FY 2019.
  Diluted net income attributable to common stockholders per share of $0.52, compared to $0.59 per share in the second quarter of FY 2019.

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we are also presenting adjusted operating income and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended December 31, 2019 (Second Quarter Fiscal Year 2020) are as follows:

  Adjusted operating income of $36.5 million, compared to $37.4 million in the second quarter of FY 2019.
  Adjusted EBITDA of $53.7 million, compared to $55.1 million in the second quarter of FY 2019.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Financial Highlights for the Six Months Ended December 31, 2019 (Year-to-Date Fiscal 2020)

  Revenues of $514.7 million, compared to $506.2 million for the first six months of FY 2019.
  Income from operations of $10.9 million, compared to $19.5 million for the first six months of FY 2019.
  Net income attributable to common stockholders of $10.9 million, compared to $15.4 million for the first six months of FY 2019.
  Diluted net income attributable to common stockholders per share of $0.27, compared to $0.38 for the first six months of FY 2019.

Non-GAAP Financial Highlights for the Six Months Ended December 31, 2019 (Year-to-Date Fiscal 2020) are as follows:

  Adjusted operating income of $22.6 million, compared to $27.7 million for the first six months of FY 2019.
  Adjusted EBITDA of $57.0 million, compared to $63.9 million for the first six months of FY 2019.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Liquidity

As of December 31, 2019, the Company had cash, cash equivalents, and restricted cash of $213.1 million, a decrease of $71.5 million compared to $284.6 million reported at June 30, 2019. This decrease is largely the result of normal seasonal trends. On a year-over-year basis, cash, cash equivalents, and restricted cash increased $7.8 million compared to December 31, 2018.

On January 27, 2020, K12 announced that it closed a 5-year senior secured revolving credit facility of up to $100.0 million. This includes an incremental facility of up to $200.0 million, for a total of $300.0 million in available financing.

Capital Expenditures

Capital expenditures for the six months ended December 31, 2019 were $26.3 million, a decrease of $1.0 million from the prior year’s first six months, and was comprised of:

  $1.3 million for property and equipment,
  $13.0 million for capitalized software development, and
  $12.0 million for capitalized curriculum development.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are: Managed Public School Programs (programs which offer an integrated package of systems, services, products, and professional expertise that K12 administers to support an online or blended public school, including administrative support, information technology and provisioning, academic support services, curriculum, learning systems, and instructional services), Institutional (Non-managed Public School Programs – programs which provide instruction, curriculum, supplemental courses, marketing, enrollment and other educational services where K12 does not provide primary administrative support services and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales). The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended December 31,		Change 2019 / 2018		Six Months Ended December 31,		Change 2019 / 2018
	2019	2018	$	%	2019	2018	$	%
	(In thousands, except percentages)

Managed Public School Programs	$229,576	$222,793	$6,783	3.0%	$457,111	$443,336	$13,775	3.1%

Institutional
Non-managed Public School Programs	9,045	13,217	(4,172)	-31.6%	18,619	24,622	(6,003)	-24.4%
Institutional Software & Services	10,312	9,891	421	4.3%	21,666	20,985	681	3.2%
Total Institutional	19,357	23,108	(3,751)	-16.2%	40,285	45,607	(5,322)	-11.7%
Private Pay Schools and Other	8,626	8,971	(345)	-3.8%	17,284	17,243	41	0.2%
Total Revenues	$257,559	$254,872	$2,687	1.1%	$514,680	$506,186	$8,494	1.7%

Enrollment Data

The following table sets forth average enrollment data for the period indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended December 31,		2019 / 2018		Six Months Ended December 31,		2019 / 2018
	2019	2018	Change	Change %	2019	2018	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	117.6	116.4	1.2	1.0%	118.8	117.0	1.8	1.5%
Non-managed Public School Programs (1)	15.6	23.7	(8.1)	-34.2%	15.6	23.7	(8.1)	-34.2%

(1)

If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2019 / 2018		December 31,		2019 / 2018
	2019	2018	$	%	2019	2018	$	%
Managed Public School Programs	$1,952	$1,914	38	2.0%	$3,848	$3,789	59	1.6%
Non-managed Public School Programs	580	558	22	3.9%	1,194	1,039	155	14.9%

Outlook

The Company announced it closed its acquisition of Galvanize Inc., a leader in developing talent and capabilities for individuals and corporations in technical fields such as software engineering and data science, on January 27, 2020. More information on the acquisition can be found on K12’s Investor Relations website. The Company is announcing an update to its full year outlook and providing an outlook for the third quarter to include the impact from the Galvanize Inc. acquisition, inclusive of the impact of purchase price accounting.

Updated outlook for the full year, fiscal 2020:

  Revenue in the range of $1,033.0 million to $1,040.0 million.
  Capital expenditures of $45.0 million to $49.0 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 28.0% to 30.0%.
  Adjusted operating income in the range of $48.0 million to $52.0 million. The reduction in guidance for adjusted operating income is largely due to purchase price accounting adjustments relating to the Galvanize Inc. acquisition. (3)
  Excluding the impact of this acquisition, the company was on pace to achieve revenue and adjusted operating income within the original outlook range.

The company is providing the following outlook for the third quarter, fiscal 2020:

  Revenue in the range of $252.0 million to $255.0 million.
  Capital expenditures of $8.0 million to $10.0 million.
  Adjusted operating income in the range of $18.0 million to $20.0 million. (3)

See below for a table comparing the previous full year fiscal 2020 outlook with the updated outlook:

(in millions)	Full Year Fiscal 2020
	Previous Outlook	Updated Outlook

Revenue	$1,020 - $1,035	$1,033 - $1,040
Capital expenditures	$45 - $49	$45 - $49
Adjusted operating income (3)	$68 - $72	$48 - $52
(3)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of December 31, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its second quarter fiscal year 2020 financial results during a conference call scheduled for Monday, January 27, 2020 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=136953. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on January 27, 2020 at 8:00 p.m. ET through February 27, 2020 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13696312. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=136953 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and six months ended December 31, 2019 and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2019	2019
		(audited)
	(In thousands except share and per share data)

ASSETS
Current assets
Cash and cash equivalents	$211,641	$283,121
Accounts receivable, net of allowance of $9,496 and $11,766 at December 31, 2019 and June 30, 2019, respectively	251,624	191,639
Inventories, net	20,071	29,946
Prepaid expenses	16,669	12,643
Other current assets	13,689	12,307
Total current assets	513,694	529,656
Property and equipment, net (1)	35,188	31,980
Capitalized software, net	49,259	51,165
Capitalized curriculum development costs, net	52,345	53,297
Intangible assets, net	13,495	14,981
Goodwill	90,197	90,197
Deposits and other assets (1)	72,772	48,330
Total assets	$826,950	$819,606
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$30,598	$50,488
Accrued liabilities	19,616	20,685
Accrued compensation and benefits	28,055	41,998
Deferred revenue	23,569	22,828
Current portion of finance lease liability	23,336	19,588
Current portion of operating lease liability (1)	8,496	—
Total current liabilities	133,670	155,587
Long-term finance lease liability	2,146	5,060
Long-term operating lease liability (1)	14,906	—
Deferred tax liability	16,789	16,670
Other long-term liabilities	8,343	8,924
Total liabilities	175,854	186,241
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 46,282,173 and 45,575,236 shares issued; and 40,947,430 and 40,240,493 shares outstanding at December 31, 2019 and June 30, 2019, respectively	4	4
Additional paid-in capital	720,451	713,436
Accumulated other comprehensive loss	(188)	(40)
Retained earnings	33,311	22,447
Treasury stock of 5,334,743 shares at cost at December 31, 2019 and June 30, 2019	(102,482)	(102,482)
Total stockholders’ equity	651,096	633,365
Total liabilities and stockholders' equity	$826,950	$819,606

(1) Reflects the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), which the Company adopted on July 1, 2019.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
	(In thousands except share and per share data)
Revenues	$257,559	$254,872	$514,680	$506,186
Instructional costs and services	167,470	160,329	336,828	319,314
Gross margin	90,089	94,543	177,852	186,872
Selling, general, and administrative expenses	59,784	61,253	166,935	167,334
Income from operations	30,305	33,290	10,917	19,538
Interest income, net	441	477	1,351	793
Other income (expense), net	365	(789)	357	(596)
Income before income taxes and loss from equity method investments	31,111	32,978	12,625	19,735
Income tax expense	(10,392)	(9,074)	(1,574)	(4,016)
Loss from equity method investments	(125)	(192)	(187)	(289)
Net income attributable to common stockholders	$20,594	$23,712	$10,864	$15,430
Net income attributable to common stockholders per share:
Basic	$0.52	$0.61	$0.28	$0.40
Diluted	$0.52	$0.59	$0.27	$0.38
Weighted average shares used in computing per share amounts:
Basic	39,450,017	38,816,669	39,369,287	38,625,359
Diluted	39,973,933	40,325,260	40,692,822	40,178,555

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities
Net income	$10,864	$15,430
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	34,376	36,221
Stock-based compensation expense	11,699	8,164
Deferred income taxes	346	6,334
(Recovery of) provision for doubtful accounts	(344)	740
Other	7,116	3,971
Changes in assets and liabilities:
Accounts receivable	(59,650)	(52,174)
Inventories, prepaid expenses, deposits and other current and long-term assets	2,556	3,935
Accounts payable	(14,141)	(3,428)
Accrued liabilities	690	769
Accrued compensation and benefits	(13,943)	(7,930)
Operating lease liability	(4,089)	—
Deferred revenue and other liabilities	3,255	12,853
Net cash provided by (used in) operating activities	(21,265)	24,885
Cash flows from investing activities
Purchase of property and equipment	(1,338)	(1,914)
Capitalized software development costs	(12,978)	(15,263)
Capitalized curriculum development costs	(11,991)	(10,099)
Acquisitions and investments	(4,114)	(11,652)
Net cash used in investing activities	(30,421)	(38,928)
Cash flows from financing activities
Repayments on finance lease obligations (1)	(14,959)	(6,938)
Payments of contingent consideration	—	(987)
Proceeds from exercise of stock options	48	1,035
Repurchase of restricted stock for income tax withholding	(4,883)	(6,905)
Net cash used in financing activities	(19,794)	(13,795)
Net change in cash, cash equivalents and restricted cash	(71,480)	(27,838)
Cash, cash equivalents and restricted cash, beginning of period	284,621	233,113
Cash, cash equivalents and restricted cash, end of period	$213,141	$205,275

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of December 31st:
Cash and cash equivalents	$211,641	$203,275
Other current assets (restricted cash)	500	—
Deposits and other assets (restricted cash)	1,000	2,000
Total cash, cash equivalents and restricted cash	$213,141	$205,275

(1) Previously referred to as repayments on capital lease obligations.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove such things as stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss attributable to common stockholders, and net income or loss attributable to common stockholders per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)
Income from operations	$ 30,305	$ 33,290	$ 10,917	$ 19,538
Stock-based compensation expense	6,177	4,140	11,699	8,164
Adjusted operating income	36,482	37,430	22,616	27,702
Depreciation and amortization	17,230	17,710	34,376	36,221
Adjusted EBITDA	$ 53,712	$ 55,140	$ 56,992	$ 63,923

About K12 Inc.

K12 Inc. (NYSE: LRN) takes a personalized approach to education by removing barriers to learning, reaching students where they are, and providing innovative, high-quality online and blended education solutions, curriculum, and programs to charter schools, public school districts, private schools, families, and in post-secondary settings. In total, this work serves more than 70 public and private schools, more than 2,000 school districts, and students in all 50 states and more than 100 countries. The company, which has delivered millions of courses over the past decade, is taking a leadership role in career readiness education through K12-powered Destinations Career Academies, programs which combine traditional high school academics with Career Technical Education (CTE), and in adult and professional development education. K12 is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, jobshadowweek.com, and getfueled.com.

Contacts

K12 Inc.
Investors and Press:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com